EXHIBIT 10.70

Ohio Valley Electric Corporation	Original Sheet No. 197
Indiana-Kentucky Electric Corporation
1[51] Revised Rate Schedule FERC No. 4

MODIFICATION NO. 13

TO

INTER-COMPANY POWER AGREEMENT

DATED JULY 10, 1953

AMONG

OHIO VALLEY ELECTRIC CORPORATION,

ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C.

(successor to West Penn Power Company)

APPALCAHIAN POWER COMPANY (formerly

APPALACHIAN ELECTRIC POWER COMPANY),

THE CINCINNATI GAS & ELECTRIC COMPANY,

COLUMBUS SOUTHERN POWER COMPANY (formerly

COLUMBUS AND SOUTHERN OHIO ELECTRIC

COMPANY),

THE DAYTON POWER AND LIGHT COMPANY,

INDIANA MICHIGAN POWER COMPANY (formerly

INDIANA & MICHIGAN ELECTRIC COMPANY),

KENTUCKY UTILITIES COMPANY, LOUISVILLE GAS

AND ELECTRIC COMPANY MONONGAHELA POWER

COMPANY, OHIO EDISON COMPANY,

OHIO POWER COMPANY (formerly THE OHIO

POWER COMPANY),

PENNSYLVANIA POWER COMPANY,

THE POTOMAC EDISON COMPANY,

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, and

THE TOLEDO EDISON COMPANY.

Dated as of May 24, 2000

Issued by: Dave Hart	Effective: June 1, 2001
Vice President and Assistant to the President

Issued on: June 15, 2001

Original Sheet No. 198

MODIFICATION NO. 13

TO

INTER-COMPANY POWER AGREEMENT

THIS AGREEMENT dated as of the 24th day of May, 2000, by and among OHIO VALLEY ELECTRIC CORPORATION (herein called “OVEC” or “Corporation”), ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C. (successor to WEST PENN POWER COMPANY), APPALACHIAN POWER COMPANY, THE CINCINNATI GAS & ELECTRIC COMPANY, COLUMBUS SOUTHERN POWER COMPANY (formerly COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY), THE DAYTON POWER AND LIGHT COMPANY, INDIANA MICHIGAN POWER COMPANY (formerly INDIANA & MICHIGAN ELECTRIC COMPANY), KENTUCKY UTILITIES COMPANY, LOUISVILLE GAS AND ELECTRIC COMPANY, MONONGAHELA POWER COMPANY, OHIO EDISON COMPANY, OHIO POWER COMPANY, PENNSYLVANIA POWER COMPANY, THE POTOMAC EDISON COMPANY, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY and THE TOLEDO EDISON COMPANY, all of the foregoing, other than OVEC, being herein sometimes collectively referred to as the Sponsoring Companies and individually as a Sponsoring Company.

Original Sheet No. 199

WITNESSETH THAT

WHEREAS, Corporation and the United States of America have heretofore entered into Contract No. AT-(40-1)-1530 (redesignated Contract No. E-(40-1)-1530 later redesignated Contract No. EY-76-C-05-1530 and later redesignated Contract No. DE-AC05-76OR01530), dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called “AEC”) at AEC’s project near Portsmouth, Ohio (hereinafter called the “Project”), which Contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, Modification No. 13, dated as of September 1, 1989, Modification No. 14, dated as of January 15, 1992, Modification No. 15, dated as of February 1, 1993, and Modification No. 16, dated as of January 1, 1998 (said Contract, as so modified, is hereinafter called the “DOE Power Agreement”); and

WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975 and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and

Original Sheet No. 200

WHEREAS, pursuant to the Department of Energy Organization Act, on October 1, 1977, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy, the statutory head of the Department of Energy (hereinafter called “DOE”); and

WHEREAS, the parties hereto have entered into a contract, herein called the “InterCompany Power Agreement,” dated July 10, 1953, governing, among other things, (a) the supply by the Sponsoring Companies of Supplemental Power in order to enable Corporation to fulfill its obligations under the DOE Power Agreement, and (b) the rights of the Sponsoring Companies to receive Surplus Power (as defined in the Agreement identified in the next clause in this preamble) as may be available at the Project Generating Stations and the obligations of the Sponsoring Companies to pay therefor; and

WHEREAS, the Inter-Company Power Agreement has heretofore been amended by Modification No. 1, dated as of June 3, 1966, Modification No. 2 dated as of January 7, 1967, Modification No. 3, dated as of November 15, 1967, Modification No. 4, dated as of November 5, 1975, Modification No. 5, dated as of September 1, 1979, Modification No. 6, dated as of August 1, 1981, Modification No. 7, dated as of January 15, 1992, Modification No. 8, dated as of January 19, 1994, Modification No. 9, dated as of August 17, 1995, Modification No. 10, dated as of January 1, 1998, Modification No. 11, dated as of April 1, 1999, and Modification No. 12, dated as of November 1, 1999 (said contract so amended and as

Original Sheet No. 201

modified and amended by this Modification No. 13 being herein and therein sometimes called the “Agreement”); and

WHEREAS, it is the goal of OVEC to assist its Sponsoring Companies during the summer of 2000 by making available to them additional power and energy; and

WHEREAS, additional power would be made available as a result of reductions by DOE of its contractual entitlement to power from OVEC; and

WHEREAS, it is desired that DOE release a portion of its contractual entitlement to OVEC power and energy in exchange for payments based on the value of such power and energy; and

WHEREAS, OVEC and the Sponsoring Companies desire to enter into this Modification No. 13 as more particularly hereinafter provided;

NOW, THEREFORE, the parties hereto agree with each other as follows:

1.                                       Delete subsections 1.0124, 1.0125 and 1.0126 of the Inter-Company Power Agreement and substitute therefore the following:

1.0124 “DOE Additional Power Release Period” means the calendar months from June 1 through September 30, 2000.

1.0125 “DOE Additional Power Release” means a reduction of the otherwise applicable DOE contract demand pursuant to this Section 1.0125, for any calendar month during a DOE additional Power Release Period.

1.0126 “Effective Date” means the date on which Corporation notifies DOE and the Sponsoring Companies that all conditions to effectiveness, including all required waiting periods and all required regulatory acceptances or approvals, of the arrangements for a DOE Additional Power Release and

Original Sheet No. 202

reimbursement of Corporation for costs associated with such release, have been satisfied.

2.                                     Delete subsection 5.05 of the Inter-Company Power Agreement and substitute therefore the following:

5.05 Surplus Energy. Corporation shall make available to each Sponsoring Company Surplus Energy in proportion to said Sponsoring Company’s Surplus Power Reservation, provided that when (a) the DOE’s contractual entitlement to power from OVEC has been reduced and (b) one or more of the Sponsoring Companies have agreed to assume responsibility for the charges associated with such reduction in exchange for the right to receive Surplus Power made available thereby, the Sponsoring Companies which have assumed responsibility for the charges associated with such reduction shall have first priority to Surplus Energy up to the amounts of their respective entitlements to Surplus Power made available by their assumptions of responsibility for such charges. Any remaining Surplus Energy shall be made available (through successive allotments if necessary) to all Sponsoring Companies in proportion to their respective Power Participation Ratios. No Sponsoring Company, however, shall be obligated to avail itself of any Surplus Energy. Each Sponsoring Company availing itself of Surplus Energy shall be entitled to an amount of energy (herein called billing kilowatt-hours of Surplus Energy) equal to its portion, determined as provided above, of the total Surplus Energy after deducting therefrom such Sponsoring Company’s proportionate share, as defined below in this Section 5.05, of all losses which would be incurred in transmitting the total of such Surplus Energy from the 345-kv busses of the Project Generating Stations to the systems of all Sponsoring Companies availing themselves of Surplus Energy. The proportionate share of all such losses that shall be so deducted from such Sponsoring Company’s portion of Surplus Energy shall be equal to all such losses multiplied by the ratio of such portion of Surplus Energy to the total of such Surplus Energy. Each Sponsoring Company shall have the right, pursuant to this Section 5.05, to avail itself of Surplus Energy for the purpose of meeting the loads of its own system and/or of supplying energy to other systems in accordance with agreements, other than this Agreement, to which such Sponsoring Company is a party.

Original Sheet No. 203

3.                                  Delete subsection 6.01 and substitute therefor the following:

CHARGES FOR SURPLUS POWER, ECAR EMERGENCY ENERGY AND DOE ADDITIONAL POWER RELEASES

6.01 Total Monthly Charge. The amount to be paid Corporation each month by the Sponsoring Companies for Surplus Power and Surplus Energy supplied under this Agreement shall consist of the sum of an energy charge, a demand charge and, if applicable, an emergency power surplus and/or a DOE Additional Power Release Surcharge, all determined as set forth in this Article 6. The amount to be paid to Corporation for ECAR Emergency Energy supply under this Agreement shall be 98.74 mills per kilowatt hour (plus transmission charges calculated in accordance with applicable law).

4.                                     Delete subsection 6.024 and substitute therefor the following:

6.024 Determine for such month the difference between the total cost of fuel as described in subsection 6.021 above and the sum of (a) the total energy charge to be billed DOE as described in subsection 6.022 above, (b) the energy charge to be billed as DOE Emergency Energy as described in subsection 6.023 above and (c) the total cost of fuel used to generate ECAR Emergency Energy. For the purposes hereof the difference so determined shall be the fuel cost allocable for such month to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy. For Surplus Energy made available to the Sponsoring Companies by the reduction in DOE Contract Demand from 1899 MW to 1299 MW during June through September 2000 (the “Released Demand”) and by DOE Additional Power Releases, each Sponsoring Company shall pay Corporation for each such month an amount obtained by multiplying the ratio of the billing kilowatt-hours of Surplus Energy availed of by such Sponsoring Company during such month to the aggregate of the billing kilowatt-hours of all Surplus Energy availed of by all Sponsoring Companies during such month times the difference determined hereinabove. For all other Surplus Energy, each Sponsoring Company shall pay Corporation an amount equal to (i) an amount obtained by multiplying the billing kilowatt-hours of Surplus Energy (other than Surplus Energy associated with the Released Demand or with a DOE Additional Power Release) availed of by such Sponsoring Company during

Original Sheet No. 204

such month by the average station heat rate of the Project Generating Stations times the average cost per Btu (determined in a uniform manner for all Sponsoring Companies in conformity with any applicable requirements of Account 703 (Fuel) by said Uniform System of Accounts) of all fuel consumed by said Sponsoring Company in its own generating stations, both averages to be computed in respect of the month next preceding that for which payment is being made, plus (ii) its Power Participation Ratio of the excess, if any, for such month of the fuel costs of the Corporation allocable to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy (other than Surplus Energy associated with the Released Demand or with a DOE Additional Power Release) over the aggregate of the amounts computed with respect to all Sponsoring Companies under (i) above, minus (iii) its Power Participation Ratio of the excess, if any, for such month of the aggregate of the amounts computed with respect to all Sponsoring Companies under (i) above over the fuel costs of the Corporation allocable to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy (other than Surplus Energy associated with the Released Demand or with a DOE Additional Power Release).

5.                                       Delete subsection 6.038 and substitute therefor the following:

6.038 DOE will be responsible for capacity costs related to the Released Demand when and to the extent that energy associated with the Released Demand is not received by the Sponsoring Companies because of a curtailment or outage of Corporation’s generating plants or transmission facilities (an OVEC Outage). Any transmission loading relief (TLR) which is not caused by an OVEC Outage will not be considered an OVEC Outage.

6.                                       Insert after subsection 6.038, a new subsection 6.039 as follows:

6.039 When, pursuant to the May 24, 2000 letter supplement (“Supplement”) to the DOE Power Agreement, DOE and Corporation agree to a DOE Additional Power Release and thereby to make additional Surplus Power and Surplus Energy available to the sponsoring Companies, the aggregate demand charge otherwise payable by each Sponsoring Company for Surplus Power shall be adjusted to reflect its agreed share of a

Original Sheet No. 205

DOE Additional Power Release Surcharge, such DOE Additional Power Release Surcharges to be equal to amounts per megawatt hour set forth below for the Insured Sponsoring Companies, as defined herein, and for the other Sponsoring Companies:

(a) For Insured Sponsoring Companies, the DOE Additional Power Release Surcharge shall be their agreed share of the amount of the DOE Additional Power Release under the Supplement times $50.76 per megawatt hour during the calendar month of June 2000, $118.60 per megawatt hour during the calendar months of July and August 2000 and $25.76 per megawatt hour during the calendar month of September 2000 times the number of onpeak hours (5 x 16) during each such month notwithstanding the fact that transmission loading relief or outages or curtailments of Corporation’s generation or transmission facilities may reduce deliveries of Surplus Energy which might otherwise be made available to the Sponsoring Companies by the DOE Additional Power Release, minus (a) the demand charges which DOE avoids by reason of the monthly reduction in DOE contract demand required for the DOE Additional Power Release to make additional Surplus Power available to the Insured Sponsoring Companies and (b) charges for energy in amounts equal to such reductions in demand times the number of on-peak hours during such month times Corporation’s energy rate per MWH.

(b) For Sponsoring Companies other than the Insured Sponsoring Companies, the DOE Additional Power Release Surcharge shall be their agreed share of the DOE Additional Power Release under the Supplement times $38.58 per magawatt hour during the calendar month of June 2000, $118.60 per megawatt hour during the calendar months of July and August 2000 and $25.76 per megawatt hour during the calendar month of September 2000 times the number of on-peak hours (5 x 16) during each such month notwithstanding the fact that transmission loading relief or outages or

Original Sheet No. 206

curtailments of corporation’s generation or transmission facilities may reduce deliveries of Surplus Energy which might otherwise be made available to the sponsoring Companies by the DOE Additional Power Release, minus (a) the demand charges which DOE avoids by reason of the monthly reduction in DOE contract demand required for the DOE Additional Power Release to make additional Surplus Power available to Sponsoring Companies other than the Insured Sponsoring Companies and (b) charges for energy in amounts equal to such reductions in demand times the number of on-peak hours during such month times Corporation’s energy rate per MWH.

The Sponsoring Companies listed below (“Insured Sponsoring Companies”) will be the loss payees of a $18,800,000 insurance policy in form and substance satisfactory to the Insured Sponsoring Companies covering their obligations to Corporation for its payments to DOE for DOE Additional Power Releases, when Surplus Energy associated with such releases is not received by the Insured Sponsoring Companies because of curtailments or outages of Corporation’s generation or transmission facilities other than curtailments resulting from transmission loading relief (TLR). TLR caused by curtailments or outages of Corporation’s generation or transmission facilities shall not constitute TLR for purposes of the preceding sentence.

Original Sheet No. 207

Insured Sponsoring Companies

Kentucky Utilities Company Louisville

Gas and Electric Company Ohio Edison

Company Pennsylvania Power

Company The Toledo Edison Company

7.                                  Insert after subsection 10.07 new subsection 10.08 as follows:

10.08 DOE Additional Power Release Surcharge.

Corporation shall render to each Sponsoring Company a statement indicating the DOE Additional Power Release Surcharge due Corporation from such Sponsoring Company pursuant to Article 6 above. The total of such charges to the Sponsoring Companies shall in the aggregate equal Corporation’s payment obligation to DOE for a DOE Additional Power Release. Such Sponsoring Company shall make payment therefore by the date set forth in such statement. In case the computation of the amount due cannot be determined at the time, it shall be estimated subject to adjustment when the actual determination can be made, and all payments shall be subject to subsequent adjustment.

8.                                       This Modification No. 13 shall become effective at 12:00 o’clock Midnight on the Effective Date.

9. The Inter-Company Power Agreement, as modified by Modification Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 and as hereinbefore provided, is hereby in all respects confirmed.

10. This Modification No. 13 may be executed in any number of copies and by the different parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute a single agreement.

Original Sheet No. 208

IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 13 as of the day and year first written above.

OHIO VALLEY ELECTRIC CORPORATION

By:	/s/ David L. Hart

ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C.

By:	/s/ Peter J. Skrgic

APPALACHIAN POWER COMPANY

By:	/s/ Henry Fayne

THE CINCINNATI GAS & ELECTRIC COMPANY

By:	/s/ John C. Procario

COLUMBUS SOUTHERN POWER COMPANY

By:	/s/ Henry Fayne

THE DAYTON POWER AND LIGHT COMPANY

By:	/s/ H. Ted Santo

INDIANA MICHIGAN POWER COMPANY

By:	/s/ Henry Fayne

Original Sheet No. 209

KENTUCKY UTILITIES COMPANY

By:	/s/ Wayne T. Lucas

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Chris Hermann

MONONGAHELA POWER COMPANY

By:	/s/ Peter J. Skrgic

OHIO EDISON COMPANY

By:	/s/ H. Peter Burg

OHIO POWER COMPANY

By:	/s/ Henry Fayne

PENNSYLVANIA POWER COMPANY

By:	/s/ Arthur R. Garfield

THE POTOMAC EDISON COMPANY

By:	/s/ Peter J. Skrgic

Original Sheet No. 210

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

By:	/s/ J. G. Hurst

THE TOLEDO EDISON COMPANY

By:	/s/ Guy L. Pipitone